© Copyright CDC Corporation CDC Corporation Financial Results for Q3 2010 November 18 th , 2010 Exhibit 1.03

© Copyright CDC Corporation    2
The contents of this presentation, what we say during it, as well as the contents of our earnings press release contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. We caution you that all forward-looking statements involve risks and uncertainties.
These forward-looking statements include statements regarding our beliefs about our plans and strategies and factors that may affect them, our beliefs regarding any amounts, projections of performance and other matters relating to any future period, our beliefs regarding plans for future growth and potential investments or transactions we may undertake, our expectations and plans regarding the testing or launch of any of our games, our beliefs regarding the value of CDC Corporation's shares relative to its trading price and the sum of parts valuation and other statements we may make.
Important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to read the company’s public filings with the Securities Exchange Commission (SEC), including our Annual Report on Form 20-F for the year ended Dec. 31, 2009 as filed with the SEC on June 30, 2010, our earnings and other press releases, all of which are available on our corporate website at www.cdccorporation.net and at
www.sec.gov.
We also urge you to review the public filings of our subsidiary, CDC Software Corporation.
All forward-looking statements are based upon information available to management as of the date thereof, and you are cautioned not to place any undue reliance on any forward-looking statements, which speak only as of such date. We assume no obligation to update or alter the forward-looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.
This presentation also includes Non-GAAP Financial Measures, which are not alternatives for measures prepared under generally accepted accounting principles in the United States ("GAAP"). Non-GAAP Financial Measures have inherent limitations and should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. Please see reconciliations of Non-GAAP
Financial Measures to GAAP, which are provided in our Q3 2010 earnings press release.
The contents of this presentation, what we say during it, as well as the contents of our earnings press release contain certain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. We caution you that all forward-looking statements involve risks and uncertainties.
These forward-looking statements include statements regarding our beliefs about our plans and strategies and factors that may affect them, our beliefs regarding any amounts, projections of performance and other matters relating to any future period, our beliefs regarding plans for future growth and potential investments or transactions we may undertake, our expectations and plans regarding the testing or launch of any of our games, our beliefs regarding the value of CDC Corporation's shares relative to its trading price and the sum of parts valuation and other statements we may make.
Important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to read the company’s public filings with the Securities Exchange Commission (SEC), including our Annual Report on Form 20-F for the year ended Dec. 31, 2009 as filed with the SEC on June 30, 2010, our earnings and other press releases, all of which are available on our corporate website at www.cdccorporation.net and at
www.sec.gov.
We also urge you to review the public filings of our subsidiary, CDC Software Corporation.
All forward-looking statements are based upon information available to management as of the date thereof, and you are cautioned not to place any undue reliance on any forward-looking statements, which speak only as of such date. We assume no obligation to update or alter the forward-looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.
This presentation also includes Non-GAAP Financial Measures, which are not alternatives for measures prepared under generally accepted accounting principles in the United States ("GAAP"). Non-GAAP Financial Measures have inherent limitations and should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP. Please see reconciliations of Non-GAAP
Financial Measures to GAAP, which are provided in our Q3 2010 earnings press release.
Cautionary Note Regarding Forward-Looking Statements

© Copyright CDC Corporation 3 Chief Executive Officer CDC Corporation Peter Yip Company Update

© Copyright CDC Corporation 4 CDC Corporation Structure * Represents a planned investment. Subject to various conditions.

© Copyright CDC Corporation    5
•
Leading China-based value-added operator of, and growth investor in, hybrid (On-
premise and SaaS) enterprise software, IT services and New Media assets
•
Total Non-GAAP Revenue has exceeded First Call consensus of $78.9 million and has increased 4% from the same period last year
•
Gross Margin in Q3 2010 has exceeded First Call consensus of 50%
•
Non GAAP Cash and cash equivalents were $104.0 million at the end of Q3 2010; and
cash from operations totaled approximately $6.9 million
•
Continues to maximize shareholder value by evaluating several strategic alternatives for CDC businesses
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release.
CDC Corporation Q3 2010 Highlights
Adjusted EBITDA
Q3 2009 Q3 2010
$76.6M
49%
$79.6M
52%
CDC Corporation Q3 Financial Summary Non-GAAP* results:
Gross Profit %
Total Revenue
Adjusted EBITDA % 12% 9%
$9.0M
Variance
+4%
$7.0M -22%

© Copyright CDC Corporation 6 Company Update CFO CDC Corporation Matt Lavelle

© Copyright CDC Corporation    7
Sum-of-Parts Valuation
Growth-Oriented Core Business Valuation* Ownership Value
CDC Software $193.6M 85% $164.5M
CDC Global Services $82.4M 100% $82.4M
CDC Games $30.0M 100% $30.0M
China.com $66.0M 79% $52.1M
Sum-of-Parts Implied Valuation $329.0M
CDC Corporation Valuation* $147.7M
(in millions)
Sum-of-Parts Valuation
We believe CDC Corporation can be valued by a “Sum-of-Parts” approach:
$164.5
$82.4
$30.0
$52.1
Sum-of-Parts
CDC Software CDC Global Services CDC Games China.com
CDC Corporation
$147.7
$329.0
$46.9
$57.1
$104.0
Non GAAP cash and
cash equivalents
Full carrying cost of
Convertible notes
Net Cash
*Calculations based on Research Analysts’ valuation multiples applied to FY2010E revenue for our non-publically traded subsidiaries. Actual CDC Corporation and publicly traded subsidiary market values are based on November 17, 2010 closing prices.

© Copyright CDC Corporation    8
Software Q3 2010 Highlights
CDC Software Q3 Financial Summary Non-GAAP* results:
Adjusted EBITDA %
Q3 2009 Q3 2010
$48.6M
$13.2M
$54.2M
$10.1M Adjusted EBITDA
Total Revenue
TCB $99.3M $133.9M
27%
Variance
+12%
-23%
+35%
19%
•
Leading hybrid enterprise software provider of on-premise and cloud deployments
•
Hybrid model transition on track to increase recurring revenue to a goal of 70% of total revenue in the next few years
•
Solid operating cash flow and recently expanded Wells Fargo Capital Finance credit line to facilitate faster organic growth, cross sell, expansion into emerging markets and synergistic acquisitions
•
Cash and cash equivalents were $36.4 million at the end of Q3 2010; and cash from operations totaled approximately $12.0 million
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release

© Copyright CDC Corporation    9
•
Provides IT consulting, project management, solutions implementation, software development and maintenance, Offshore Development Center and IT staffing and managed help desk support services.
•
In Q3 2010, the launch of the Cloud Computing Center Practice and the ERP
Solution Practice in China is positioning the company for growth in the cloud computing market and for deeper penetration into the ERP consulting and solution services market in China.
•
China Division of CDC Global Services has won the Deloitte Technology Fast 50
China 2010 recognition.
•
Total staff utilization was 87% in Q3 2010
A
Total Revenue for CDC Global Services does not include the Elimination of Intersegment Revenue of negative $2.7 million in Q3 2010
B
Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release
IT Services Q3 2010 Highlights
CDC Global Services Q3 Financial Summary results:
Adjusted EBITDA
B
Q3 2009 Q3 2010
$19.2M $18.6M
Total Revenue
A
Adjusted EBITDA %
B
2% (2%)
$0.3M
Variance
-3%
($0.3M) -$0.6M

© Copyright CDC Corporation    10
IT Services Q3 2010 Additional Highlights
In Q3 2010, CDC Global Services included several significant new engagements:
•
A Fortune 500 supplier of systems and services to aerospace and defense markets purchased CDC Global
Services’ Catalyst XPS small parcel shipping solution and related services at 15 sites in North America, Canada,
EMEA and Asia/Pacific.
•
CDC Global Services has been engaged to provide IT strategic planning advice to Zhangzhou Development Park in the coastal region of China.
•
CDC Global Services was chosen to provide SAP consulting services for the China State Power Grid National project.
•
CDC Global Services has secured several SAP staff augmentation contracts in Shanghai, and expect to grow rapidly in this practice.
•
CDC Global Services is providing security reviews of multiple banking sites throughout Asia/Pacific for the largest
Australian bank in Asia.
•
One of the largest insurance companies in the world has contracted with CDC Global Services to provide IT and related services for its business analytics initiative.

© Copyright CDC Corporation    11
•
One of the leading providers of online games in China with 160+ million registered users
•
Status of selected current games
•
Yulgang – Revenue and PCU have risen after launch of major v5.0 release
•
Shaiya – Stable Revenue in Q3 2010, and planned new version and server worlds update in Q4 2010
•
Eve – Revenue doubled in Q3 2010 compared to Q2 2010 for this game due mainly to the launch of the “Wormhole” release
•
New games pipeline
•
Beta testing of “Street Gears” and “Mythical Legends” in Q4 2010 and 1H
2011, respectively
•
LOTRO Update
•
Currently working with the technical and support staff of Turbine, the developer of LOTRO, in the development of the free-to-play version
•
Planned launch is expected at the end of Q1 2011
New Media Assets Q3 2010 Highlights
CDC Games Q3 Financial Summary results:
Q3 2009 Q3 2010
$6.2M $6.4M
Total Revenue
(14%)
16%
($0.9M)
Variance
+3%
$1.1M +$2.0M
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release
Adjusted EBITDA %*
Adjusted EBITDA*

© Copyright CDC Corporation    12
New Media Assets Q3 2010 Highlights
China.com Q3 Financial Summary results:
Q3 2009 Q3 2010
$2.7M $3.1M
(14%)
(9%)
($0.4M)
Variance
+15%
($0.3M) +$0.1M
• Leading operator of Internet portals, serving a broad range of audiences in China
• Portal Business – Continued to expand its Automobile and Webgame channels, and added some major global brand clients
• TTG Business – Solid performance in Q3 2010; organized the Singapore Gifts and Stationary Show and its print projects from the Shanghai EXPO
• In Q3 2010, the board of directors of China.com approved a special dividend of
$0.08 per share, or $8.2 million to shareholders, of which CDC Corporation received $6.5 million in cash
Total Revenue
Adjusted EBITDA %*
Adjusted EBITDA*
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release

© Copyright CDC Corporation    13
CDC Corporation’s strategy is to identify and execute on opportunities to co-invest with leading venture capital and private equity funds through minority interests in fast growth companies in emerging markets related to CDC Corporation’s core assets
•
Menue, formerly known as bbmf, is one of Japan’s most prominent providers and publishers of digital content
•
Leading publisher of mobile games and one of the largest independent operators of 3G comics in Japan
•
Provider of SaaS Supply Chain execution solutions, is part of CDC Software’s Strategic Cloud Investment
Partner Program (SCIPP)
•
Provider of SaaS marketing automation solution, is part of CDC Software’s SCIPP
Minority Interest Investment Q3 2010 Highlights
Foshan Nanhai-CDC
Technology and
New Media Fund*
•
A memorandum of understanding was signed to jointly establish a private equity fund of $600 million RMB with the government of Nanhai District, Foshan
•
The joint establishment is expected to finalize at the end of year 2010
•
The fund is expected to mainly consist of investments in start-up and growth technology companies, as well as leading U.S. technology and new media companies
* Represents a planned investment. Subject to various conditions.

© Copyright CDC Corporation 14 Financial Update

© Copyright CDC Corporation    15
Total Non-GAAP Revenue
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release.
Financial Highlights*
Non-GAAP Revenue exceeded current First Call consensus estimate of $78.9 million.
Adjusted EBITDA and Adjusted EBITDA
Margin
$9.0
$13.2
$8.4
$9.6
$7.0
12%
16%
11%
12%
9%
Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10
Adjusted EBITDA Adjusted EBTITDA Margin
62%
63%
65%
67% 68%
23%
25%
21%
20%
20%
11%
8%
10%
9%
8%
4%
4%
4%
4%
4%
Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10
CDC Software CDC Global Services CDC Games China.com
$76.6
$83.6
$79.0
$80.0
$79.6
($ in millions)
($ in millions)

© Copyright CDC Corporation    16
S&M Expense
as % of Non-GAAP Revenue
R&D Expense
as % of Non-GAAP Revenue
G&A Expense
as % of Non-GAAP Revenue
Key Performance Indicators
15%
14%
16%
16%
15%
Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10
5%
6%
8%
9%
9%
Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10
•
Increased G&A expense from Q2 2010 to Q3 2010
was due to non-recurring expenses in the Software
and IT Services businesses
•
Going forward expect G&A expense to decrease as
% of revenue
•
2009 includes capitalized software credit
•
Increase in R&D expense is due primarily to
acquisitions by the software business
22%
19%
17%
17%
22%
Q3 '09 Q4 '09 Q1 '10 Q2 '10 Q3 '10

© Copyright CDC Corporation    17
*Please see explanations and reconciliations of Non-GAAP financial measures in our Q3 2010 earnings press release.
•
Cash Position as of September 30, 2010:
•
Non-GAAP Cash and Cash Equivalents: $104.0 million
•
GAAP Cash: $90.9 million
Key Financials*
•
Share buyback
•
CDC Corporation, CDC Software, management, affiliates and family members, have  spent approximately
$8.0 million in share buyback for CDC Software and CDC Corporation shares since Q3 2009.
September 30,
(a) Non GAAP Cash and Cash Equivalents Reconciliation 2010
Cash 90,918 $
Add restricted cash 140
Add available for sale securities - current 1,427
Investments (1) 11,518
Non GAAP cash and cash equivalents 104,003 $
CDC Corporation
Unaudited Reconciliation From GAAP Cash to Non GAAP Cash
(Amounts in thousands of U.S. dollars)
(1) - Excludes investments of $1,512 in franchise and strategic cloud investment partners at September 30, 2010.

© Copyright CDC Corporation    18
•
CDC Corporation continues to execute on its key investment strategies:
a. Enhancing the value of its growth-oriented core assets in hybrid enterprise software, IT services and
New Media
b. Co-investing with venture capital and private equity funds through minority interests in fast growth companies in emerging markets
•
CDC Corporation is a value-added growth investor, and we believe the sum-of-parts valuation reflects the true value contained in its assets
•
Executed an MOU to jointly establish a 600 million RMB private equity fund with government of Nanhai District,
Foshan
•
Continued to maximize shareholder value by evaluating several strategic alternatives for CDC businesses
Summary

© Copyright CDC Corporation 19 Investor Inquiries Senior Vice President 678.259.8510 mbahl@cdcsoftware.com Monish Bahl © Copyright CDC Corporation